EXHIBIT (c)(17)




                               SECURITY AGREEMENT
                               ------------------

         THIS SECURITY AGREEMENT (the "Agreement") is entered into as of the 16th day of September, 1997, by and among The Cross Country Group, L.L.C. (the "Secured Party"), Homeowners Association of America, Inc., HAA of Arizona, Inc., HAA of Georgia, Inc., HAA of Utah, Inc., HAA Home Protection of California, Inc. and HAA of Virginia, Inc. (collectively, the "HAA Entities").

                                    RECITALS
                                    --------

         WHEREAS, Secured Party has acquired from Acceleration National Insurance Company all of its rights under that certain judgment in consolidated cases styled Acceleration National Insurance Company v. Homeowners Marketing Services, Inc., et al, in the Court of Common Pleas, Franklin County, Ohio, Case No. 9 1 CVHI 1-9404 and 94CVlD5-3083 (the "Judgment");

         WHEREAS, Secured Party, Homeowners Group, Inc. and Homeowners Marketing Services, Inc. ("HMS") have entered into an Agreement for Satisfaction of Judgment, dated as of October 31, 1996, as amended, with respect to the Judgment to, among other things, extend the date by which amounts payable by HMS must be paid (the "Settlement Agreement");

         WHEREAS, Secured Party, Homeowners Group, Inc. and HMS have, contemporaneously with execution of this Security Agreement, entered into a Third Amendment to the Settlement Agreement, which among other things, further extends the date by which amounts payable by HMS must be paid;

         WHEREAS, CC Acquisition Corporation, an affiliate of the Secured Party, has confirmed its intent to consummate the transactions described in that certain Agreement and Plan of Merger dated as of May 14, 1996 among CC Acquisition Corporation, Homeowners Group, Inc. and The Cross Country Group, Inc., as amended by amendments dated as of October 31, 1996, January 31, 1997 and July 31, 1997, and by a further amendment of even date herewith;

         WHEREAS, Secured Party has required that the HAA Entities enter into this Security Agreement as a condition to the Secured Party entering into the Third Amendment to the Settlement Agreement;

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

         1. Guaranty of HAA Entities. In consideration of Secured Party's execution of the Third Amendment to the Settlement Agreement, each of the HAA Entities absolutely, unconditionally and jointly and severally guarantees the performance by HMS of its obligations under the Judgment and the Settlement Agreement, as amended (collectively, the "Obligations").

         2. Security Interest. In consideration of and as an inducement for the Secured Party's execution of the Third Amendment to the Settlement Agreement, each of the HAA Entities hereby grants to the Secured Party a security interest (the "Security Interest") in each of their respective assets (the "Collateral") to secure HMS's Obligations and the HAA Entities' guaranty thereof.

         3. Representations and Warranties of the HAA Entities. Each of the HAA Entities hereby individually represents and warrants, and so long as the Judgment remains unpaid shall be deemed continuously to represent and warrant, that:

                  (a) It is the owner of its respective Collateral free of all security interests or other encumbrances except for the security interest in favor of Secured Party and except as may be disposed of added in the ordinary course of business,

                  (b) This Security Agreement is being executed on behalf of it by one or more properly authorized officers and all necessary actions have been taken by it to authorize such execution.

                  (c) It is engaged in business operations which are carried on at the following address: 400 Sawgrass Corporate Parkway, Sunrise, Florida 33325.

         4. Covenants of the HAA Entities. So long as the Obligations of HMS under the Settlement Agreement, as amended, and/or the Judgment remain outstanding, each of the HAA Entities: (a) will defend its respective Collateral against the claims and demands of all other parties and will keep the Collateral free from all security interests or other encumbrances except the Security Interest; (b) will keep accurate and complete records concerning its respective Collateral and at the Secured Party's request will mark any such records and its respective Collateral to give notice of the Security Interest; (c) will, upon demand, deliver to Secured Party any documents relating to its respective Collateral or any part thereof, and any and all other schedules, documents and statements which the Secured party may from time to time request; (d) will notify the Secured Party promptly in writing of any change in its address specified above; and (e) in connection herewith will execute and deliver to the Secured Party such financing statements and other documents, pay all costs of and file such financing statements and other documents in all public offices requested by the Secured Party and do such other things as the Secured Party may reasonably request to protect the Collateral and Secured Party's Security Interest.

         5. Defaults and Remedies. (a) In the event that HMS shall default in the performance of its Obligations under the Settlement Agreement, as amended, and/or the Judgment beyond any grace or cure period provided therein, and the HAA Entities shall have failed within five (5) days of notice of such default and expiration of any applicable cure period from Secured Party to cure the same (such default and failure to cure, an "Event of Default"), Secured Party shall have all rights with respect to the Collateral as shall be provided to Secured Party under the Uniform Commercial Code as then in effect in the State of Florida.

                  (b) Each of the HAA Entities agree that any notice by the Secured Party of the sale or disposition of its respective Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to any of the HAA Entities if the notice is sent by a recognized overnight delivery service at least ten (10)


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days  before  the  action to the HAA  Entities'  address  as  specified  in this
Agreement (Attention: C. Gregory Morris) or to any other address which any of the HAA Entities shall have specified in writing to the Secured Party as the address or addresses to which notices shall be given to all of the HAA Entities.

         6.       Miscellaneous.

                  (a) Each of the HAA Entities authorizes the Secured Party at the expense of each HAA Entity to file any financing statement or other documents or statements relating to its respective Collateral (without the HAA Entity's signature thereon) which the Secured Party deems appropriate, and each of the HAA Entities appoints the Secured Party as each HAA Entity's attorney-in-fact to execute any such financing statement or statements in the name of the HAA Entities and to perform all other acts which the Secured Party deems appropriate to perfect and to continue perfection of the Security Interest.

                  (b) After any Event of Default, the Secured Party may notify any party obligated to pay proceeds of the existence of the obligation under the Settlement Agreement, as amended, and may direct them to make payments of all proceeds to the Secured Party.

                  (c) No delay or omission by the Secured Party in exercising any right hereunder or with respect to the Judgment and/or the Settlement Agreement, as amended, shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Secured Party from any other or future exercise of the right or the exercise of any other right or remedy. All rights and remedies of the Secured Party under this Agreement and under the Uniform Commercial Code shall be deemed cumulative.

                  (d) The terms "Secured Party" and "HAA Entities" as used in this Agreement include the successors or assigns of those parties.

                  (e) This Agreement may not be modified or amended nor shall any provision of it be waived except in a writing signed by each of the HAA Entities and by an authorized officer of the Secured Party.

                  (f) This Agreement shall be construed under the Florida Uniform Commercial Code and any other applicable Florida laws in effect from time to time.

                  (g) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

                  (h) All sections and descriptive headings in this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

                  (i) This Security Agreement is a continuing agreement which shall remain in force and effect until all obligations under the Settlement Agreement, as amended, have been satisfied in full.



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                  (j)  This  Security  Agreement  may be  signed  in one or more counterparts.

         IN WITNESS WHEREOF, each party has executed this Agreement by its duly authorized representative as of the date set forth above.


                                    HOMEOWNERS ASSOCIATION OF AMERICA, INC.


                                    By: /s/ C. Gregory Morris
                                       ---------------------------------

                                    HAA OF ARIZONA, INC.


                                    By: /s/ C. Gregory Morris
                                       ---------------------------------


                                    HAA OF GEORGIA, INC.


                                    By: /s/ C. Gregory Morris
                                       ---------------------------------


                                    HAA OF UTAH, INC.


                                    By: /s/ C. Gregory Morris
                                       ---------------------------------


                                    HAA HOME PROTECTION OF CALIFORNIA, INC.


                                    By: /s/ C. Gregory Morris
                                       ---------------------------------


                                    HAA OF VIRGINIA, INC.


                                    By: /s/ C. Gregory Morris
                                       ---------------------------------


                                    THE CROSS COUNTRY GROUP, L.L.C.


                                    By: /s/ Howard L. Wolk
                                       ---------------------------------




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